EXHIBIT 28
Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attn.:  Document Control

Re:  Oryx Energy Company Form 10-Q

We are aware that our report dated May 4, 1998 on our review of the interim condensed consolidated balance sheet of Oryx Energy Company and its Subsidiaries as of March 31, 1998, and the related condensed consolidated statements of income and cash flows for the three months ended March 31, 1998 and 1997, included in this Form 10-Q, is incorporated by reference in the following registration statements:
                                                Registration No.
On Form S-3 for:
  Oryx Energy Company $500,000,000 Debt
    Securities; Preferred Stock; and Common
    Stock                                           33-45611
  Oryx Energy Company $600,000,000 Debt
    Securities                                      33-33361
  Oryx Energy Company 7,259,394 shares of
    Common Stock                                    33-36799
  Oryx Energy Company $500,000,000 Debt
    Securities; Preferred Stock; and Common
    Stock                                          333-33373

On Form S-8 for:
  Oryx Energy Company 1992 Long-Term Incentive
    Plan                                            33-42695
  Oryx Energy Company Long-Term Incentive Plan      33-25032
  Oryx Energy Company Capital Accumulation Plan     33-24918
  Oryx Energy Company Equity and Deferred
    Compensation Plan for Non-Employee Directors 333-03075 Oryx Energy Company Executive Variable
    Incentive Plan                                 333-03089
  Oryx Energy Company 1997 Long-Term
    Incentive Plan                                 333-26563

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                              /s/ Coopers & Lybrand L.L.P.


Dallas, Texas
May 4, 1998